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                                                                      EXHIBIT 16


                      [PRICEWATERHOUSECOOPERS LETTERHEAD]


May 10, 1999



Mr. Harold Curtis
Chief Financial Officer
M/A/R/C Inc.
7850 North Belt Line Road
Irving, Texas 75063

Dear Mr. Curtis:

This is to confirm that the client-auditor relationship between The M/A/R/C/ Group ESOP/401(k) Plan (SEC File Number 0-13217) and PricewaterhouseCoopers LLP has ceased.

Very truly yours,

/s/ PRICEWATERHOUSECOOPERS LLP


cc:  Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchange Commission
     Mail Stop 11-3
     450 Fifth Street, N.W.
     Washington, D.C. 20549